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                                                                   EXHIBIT 4.1.1

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                      HORNBECK-LEEVAC MARINE SERVICES, INC.

                                       AND

                           THE GUARANTORS PARTY HERETO


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                              SERIES A AND SERIES B

                          10 5/8% SENIOR NOTES DUE 2008


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                             SUPPLEMENTAL INDENTURE
                      AND AMENDMENT - SUBSIDIARY GUARANTEE



                          Dated as of December 17, 2001


                          -----------------------------




                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee


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         This SUPPLEMENTAL INDENTURE, dated as of December 14, 2001, is among
HORNBECK-LEEVAC Marine Services, Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the Trustee, and LEEVAC Marine Inc., a Louisiana corporation, Hornbeck Offshore Services, Inc., a Delaware corporation, Energy Services Puerto Rico, Inc., a Louisiana corporation and HORNBECK-LEEVAC Marine Operators, Inc., a Delaware corporation (collectively, the "Original Guarantors") entered into an Indenture, dated as of July 24, 2001 (the "Indenture"), pursuant to which the Company originally issued $175,000,000 aggregate principal amount of 105/8% Senior Notes due 2008 (the "Notes"); and

         WHEREAS, Section 9.01(f) of the Indenture provides that the Company, the Original Guarantors and the Trustee may amend or supplement the Indenture in order to add any new guarantor of the Indenture to comply with Section 10.02 thereof, without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1

         Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                   ARTICLE 2

         Section 2.01. From this date, in accordance with Section 10.02 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.


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                                   ARTICLE 3

         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                                   HORNBECK-LEEVAC MARINE SERVICES, INC.


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer

                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                   ASSOCIATION, AS TRUSTEE


                                   By:   /s/ ROBERT L. REYNOLDS
                                      ------------------------------------------
                                      Name:  Robert L. Reynolds
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------


                                   Guarantors:

                                   HORNBECK-LEEVAC MARINE OPERATORS, LLC,
                                   f.k.a. HORNBECK-LEEVAC Marine Operators, Inc.


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer


                                   HORNBECK OFFSHORE SERVICES, LLC, f.k.a.
                                   HORNBECK OFFSHORE SERVICES, INC.


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer


                                   LEEVAC MARINE, LLC


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer


                                   ENERGY SERVICES PUERTO RICO, LLC


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer


                                       3
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                        NOTATION OF SUBSIDIARY GUARANTEE

         Subject to Section 10.06 of the Indenture, each Guarantor has jointly and severally, unconditionally guaranteed to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of and premium, if any, (to the extent permitted by law) interest and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors under the Indenture in the same manner and to the same extent as the Obligations of the Company. The Guarantors have agreed that their Obligations under the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, has waived diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor has agreed that it shall not be entitled to, and hereby has waived, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed under the Indenture. Each Guarantor further has agreed that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed under the Indenture may be accelerated as provided in
Article 6 of the Indenture for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor



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so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

         The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantees. The terms of Article 10 of the Indenture are incorporated herein by reference. The Subsidiary Guarantees are subject to release as and to the extent provided in Sections 10.04 and 10.05 of the Indenture.

         Each Subsidiary Guarantee is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred in the Indenture upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Each Subsidiary Guarantee is a guarantee of payment and not a guarantee of collection.

         For purposes hereof, each Guarantor's liability under its Subsidiary Guarantee shall be limited in amount as provided in Section 10.06 of the Indenture.


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         Capitalized terms used herein have the same meanings given in the
Indenture unless otherwise indicated.

                                   GUARANTORS:

                                   HORNBECK-LEEVAC MARINE OPERATORS, LLC,
                                   f.k.a. HORNBECK-LEEVAC Marine Operators, Inc.


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer


                                   HORNBECK OFFSHORE SERVICES, LLC, f.k.a.
                                   HORNBECK OFFSHORE SERVICES, INC.


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer


                                   LEEVAC MARINE, LLC


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer


                                   ENERGY SERVICES PUERTO RICO, LLC


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President and Chief Financial Officer


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